Exhibit 10.7
Memorandum of Understanding
Between Pharmavet Inc. and East African Pharmaceuticals

East African Pharmaceuticals ("East") agrees to appoint Pharmavet Inc. ("Pharmavet") as a non exclusive representative of East Africa in countries where East does not have an exclusive agent. Pharmavet agrees to assist East in obtaining new customers for East worldwide, working on a non-exclusive basis in countries where East is not represented exclusively.

Upon East's acceptance of a customer introduced by Pharmavet and East's receipt of payment from the customer, East agrees to pay East a commission, the amount and rate to be agreed upon at the time East accepts an order from Pharmavet's customer. East also agrees to honor Pharmavet's introductory role and continue to pay Pharmavet the same commission on any repeat and future orders received from customers introduced to East by Pharmavet. If prices change from such repeat customers, East and Pharmavet will agree on the commission to be paid to Pharmavet by East. East will not deal directly with the buyer and will communicate with the buyer through Pharmavet.

East agrees to pay Pharmavet its commission within 30 days after payment by L/C or another acceptable means is received by East. East will invoice the end buyer directly and received payment directly from the end buyer. East will also ship product directly to the end buyer after registration of the product is approved by the host country of the buyer.

East will provide Pharmavet with product information and list prices for its products. Pharmavet will set the price to be charged to customers introduced by Pharmavet with East's approval of final price to be charged to the customer.

East agrees to provide samples and documentation necessary to register East's products in the host country of the buyer. East will also provide Pharmavet with information about East's products and list prices for its products. East also agrees to provide Pharmavet with information about any product liability insurance East has in place when the agreement is signed.

This memorandum of understanding between East and Pharmavet shall remain in force for 2 years and can be renewed for an additional two years, if both parties agree in writing.

Dated: August 27, 2003

S/Signed A.R. Hashim              S/Signed Arthur Seidenfeld
--------------------              --------------------------
  A.R. Hashim                       Arthur Seidenfeld
  East African Pharmaceuticals      Pharmavet Inc.